SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2005

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square Wakefield, Massachusetts 01880
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)         William J. Lynch, the Chairman of our Board, has informed the Board and our Governance and Nominating Committee, that he will retire from our Board, and as Chairman, effective with our 2005 Annual Meeting of Stockholders.  Mr. Lynch has served as a trusted advisor of our Company since its formation and as a director since October 1996.  The Edgewater community extends Mr. Lynch best wishes and heartfelt gratitude for his calm and steady guidance, trusted insight and sage counsel during both the triumphs and challenges we have encountered over our corporate history.   The Board will elect a Board Member to succeed Mr. Lynch as Chairman of our Board and as Chairman of the Governance and Nominating Committee immediately following our 2005 Annual Meeting of Stockholders, which is scheduled for May 25, 2005.

(c)          Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER TECHNOLOGY, INC.

Dated: April 18, 2005	By:	/s/ Kevin R. Rhodes
	Name:	Kevin R. Rhodes
	Title:	Chief Financial Officer